EXHIBIT 10.4

Teradyne, Inc.

Supplemental Savings Plan

(Restated on May 25, 2006)

TABLE OF CONTENTS

PURPOSE AND EFFECTIVE DATE

ARTICLE 1—DEFINITIONS

1.1	Account
1.2	Administrator
1.3	Beneficiary
1.4	Change in Control
1.5	Code
1.6	Compensation
1.7	Disability
1.8	Eligible Employee
1.9	Employer
1.10	ERISA
1.11	Grandfathered Account
1.12	Key Employee
1.13	Matchable Compensation
1.14	Matching Contribution
1.15	Participant
1.16	Plan
1.17	Plan Sponsor
1.18	Plan Year
1.19	Related Employer
1.20	Retirement
1.21	Savings Plan
1.22	Separation from Service
1.23	Unforeseeable Emergency
1.24	Valuation Date
1.25	VC Award
1.26	Vesting Service

ARTICLE 2—PARTICIPATION

2.1	Participation
2.2	Termination of Participation

ARTICLE 3 – PARTICIPANT ELECTIONS

3.1	Deferral Agreement
3.2	Election to Defer Compensation
3.3	Election to Defer VC Award
3.4	Timing of Election to Defer
3.5	Election of Distribution Event
3.6	Transitional Rule

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ARTICLE 4 – MATCHING CONTRIBUTIONS

4.1	General Rules
4.2	Rate of Matching Contributions

ARTICLE 5 – PARTICIPANT ACCOUNTS

5.1	Establishment of Account
5.2	Credits to Account
5.3	Investment Options
5.4	Adjustment of Accounts

ARTICLE 6—RIGHT TO BENEFITS

6.1	Vesting
6.2	Death

ARTICLE 7—DISTRIBUTION OF BENEFITS

7.1	Amount of Benefits
7.2	Method and Timing of Distributions from Account
7.3	Distributions and Withdrawals from Grandfathered Account
7.4	Cashouts of Amounts Not Exceeding $50,000
7.5	Permissible Delays in Payment
7.6	Key Employees
7.7	Unforeseeable Emergency

ARTICLE 8—AMENDMENT AND TERMINATION

8.1	Amendment by Employer
8.2	Retroactive Amendments
8.3	Plan Termination
8.4	Distribution Upon Termination of the Plan
8.5	Change in Control

ARTICLE 9—THE TRUST

9.1	Establishment of Trust
9.2	Investment of Trust Funds

ARTICLE 10—PLAN ADMINISTRATION

10.1	Powers and Responsibilities of the Administrator
10.2	Claims and Review Procedures
10.3	Arbitration
10.4	Plan Administrative Costs

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ARTICLE 11 – MISCELLANEOUS

11.1	Unsecured General Creditor of the Employer
11.2	Employer’s Liability
11.3	Limitation of Rights
11.4	Anti-alienation of Benefits
11.5	Facility of Payment
11.6	Notices
11.7	Tax Withholding
11.8	Indemnification
11.9	Permitted Acceleration of Payment
11.10	Illegality of Particular Provision
11.11	Governing Law

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PURPOSE AND EFFECTIVE DATE

Teradyne, Inc. established the Teradyne, Inc. Supplemental Savings Plan (the “Plan”) effective as of December 1, 1994 for the benefit of a select group of its highly paid employees. The Plan was subsequently amended by the First Amendment, which was generally effective as of January 1, 2002. The Plan has been operated in compliance with Code Section 409A since January 1, 2005 with respect to amounts subject to Code Section 409A. This amendment and restatement is intended to memorialize any changes in operation in the Plan as of January 1, 2005 as required by Code Section 409A. All other changes are effective as otherwise provided herein.

Teradyne, Inc. adopted this written amendment and restatement of the Plan on May 24-25, 2006 for elective and non-elective amounts deferred on or after January 1, 2005 and for amounts deferred before January 1, 2005 that were not both earned and vested on December 31, 2004. The Plan as amended and restated is intended to conform with the requirements of Code Section 409A and shall be administered in a manner consistent therewith. All amounts deferred under the Plan that are subject to Code Section 409A shall be separately accounted for and administered within each Participant’s Account.

Amounts attributable to a Participant’s vested account under the Plan on December 31, 2004 shall be separately accounted for in each Participant’s Grandfathered Account. Elections made with respect to amounts credited to a Participant’s Grandfathered Account and amounts payable from a Participant’s Grandfathered Account shall be subject to the provisions of the Plan as in effect on December 31, 2004 and the law as in effect prior to Code Section 409A.

The purpose of the Plan is to permit eligible employees to elect to defer receipt of compensation otherwise payable currently and to enable the employer to credit eligible employees with matching contributions.

The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and shall be administered in a manner consistent therewith.

ARTICLE 1 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

1.1	“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant for periods after December 31, 2004 and unvested amounts credited for periods prior to January 1, 2005 that are subject to Code Section 409A plus any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to the Plan. Vested amounts credited on behalf of the Participant under the Plan attributable to periods prior to January 1, 2005 that are not subject to Code Section 409A are accounted for separately in the Participant’s Grandfathered Account.

1.2	“Administrator” means the Plan Sponsor, or such other person or persons formally or informally designated by the Plan Sponsor to be responsible for the administration of the Plan.

1.3	“Beneficiary” means the persons, trusts, estates or other entitities entitled under Section 6.2 to receive benefits under the Plan upon the death of a Participant.

1.4	“Change in Control” means the occurrence of an event involving the Employer that is described in Section 8.5.

1.5	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.6	“Compensation” means ‘Compensation’ as defined under the Savings Plan except that the limitation contained in Code Section 401(a)(17) shall be disregarded, a VC Award deferral shall not be included and only amounts in excess of the Compensation limit announced each year during the annual enrollment period by the Plan Sponsor shall be considered.

1.7	“Disability” means as defined under the Savings Plan on the date of the Participant’s Separation from Service.

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1.8	“Eligible Employee” means an employee of the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and who is designated by the Employer as an Eligible Employee for purposes of the Plan.

1.9	“Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan. The term “Employer” shall in each instance that it appears in the Plan refer to any one of the foregoing entities and in no case shall refer to the entities collectively or to more than one such entity.

1.10	“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

1.11	“Grandfathered Account” means an account established for the purpose of recording earned and vested amounts credited on behalf of a Participant under the Plan for periods prior to January 1, 2005 and any income, expenses, gains, losses or distributions included thereon.

1.12	“Key Employee” means a ‘specified employee’ within the meaning of Code Section 409A(a)(2)(B)(i) who satisfies the conditions of Section 7.7.

1.13	“Matchable Compensation” means, for purposes of determining the Matching Contribution attributable to a VC Award deferral, the amount of the Participant’s VC Award deferral for the Plan Year. For purposes of determining the Matching Contribution attributable to a Compensation deferral, Matchable Compensation means the Participant’s Compensation except that only amounts in excess of the Code Section 401(a)(17) limit for the Plan Year (rather than the special Compensation limit announced for the Plan Year by the Plan Sponsor) shall be considered.

1.14	“Matching Contribution” means a contribution credited by the Employer pursuant to Article 4.

1.15	“Participant” means any Eligible Employee who participates in the Plan in accordance with Article 2.

1.16	“Plan” means the Teradyne, Inc. Supplemental Savings Plan as set forth herein and as it may be amended from time to time.

1.17	“Plan Sponsor” means Teradyne, Inc.

1.18	“Plan Year” means the 12-consecutive month period beginning January 1st and ending December 31st.

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1.19	“Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Section 414(b) of the Code that includes the Employer, and (b) any trade or business that is under common control as defined in Section 414(c) of the Code that includes the Employer.

1.20	“Retirement” means a Participant’s Separation from Service that occurs on or after the date the Participant: (a) attains age sixty-five (65) and has at least five (5) years of Vesting Service or (b) attains age fifty-five (55) with at least ten (10) years of Vesting Service.

1.21	“Savings Plan” means the Teradyne, Inc. Savings Plan as in effect on January 1, 2005 and as it may thereafter be amended from time to time.

1.22	“Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence, if the period of leave does not exceed six months or such longer period during which the Participant’s right to reemployment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six month period.

1.23	“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.24	“Valuation Date” means each business day of the Plan Year and such other date(s) as designated by the Employer.

1.25	“VC Award” means the amount of incentive remuneration payable by the Employer to a Participant under the Teradyne, Inc. Variable Compensation Plan as modified and incorporated into the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan, each as amended from time to time.

1.26	“Vesting Service” has the meaning such term has under the Savings Plan.

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ARTICLE 2 – PARTICIPATION

2.1	Participation. Participation in the Plan is limited to Eligible Employees. The Employer shall notify an employee of his status as an Eligible Employee at such time and in such manner as the Employer shall determine. Each Eligible Employee shall become a Participant in the Plan by executing a deferral agreement in accordance with the provisions of Article 3. An Eligible Employee who has become a Participant remains eligible to participate until his participation terminates in accordance with Section 2.2

2.2	Termination of Participation. The Administrator may terminate a Participant’s participation in the Plan but any such termination at the discretion of the Administrator shall not take effect until the first day of the next Plan Year. Upon any termination of participation at the discretion of the Administrator, a Participant’s deferrals shall cease but the provisions of Article 7 shall continue to apply.

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ARTICLE 3 – PARTICIPANT ELECTIONS

3.1.	Deferral Agreement. Each Eligible Employee may elect to defer amounts otherwise payable to him currently for the Plan Year by executing a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 3. The deferral agreement must separately specify for each discrete type of compensation (i.e., Compensation and VC Award) the whole number percentage multiple that the Participant elects to defer and the timing of payment of the deferred amount.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee elects to defer compensation. An Eligible Employee who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals for such Plan Year.

A deferral agreement may be changed or revoked at any time during the respective periods specified in Section 3.4. A deferral agreement becomes irrevocable at the close of the respective period and remains in effect throughout the applicable Plan Year even if the Eligible Employee transfers from one Employer to another Employer.

3.2	Election to Defer Compensation. An Eligible Employee may elect to defer Compensation (in 1% increments) from 1% to the maximum percentage established for the Plan Year by the Employer. The maximum percentage shall be communicated annually to Eligible Employees prior to the annual election period described in Section 3.4 for the relevant Plan Year.

3.3.	Election to Defer VC Award. An Eligible Employee may elect to defer (in 1% increments) from 1% to 85% of his VC Award for a Plan Year.

3.4	Timing of Election to Defer. Each Eligible Employee who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer a VC Award must execute a deferral agreement within the period preceding the Plan Year during which the VC Award is earned that is specified by the Administrator, except that if the VC Award can be treated as “performance based compensation which is based upon services performed over a period of at least twelve months” as described in Section 409A(a)(4)(B)(iii) of the Code and Treasury Regulations promulgated thereunder, such deferral agreement must be executed no later than the date established for this purpose by the Administrator which, in no event, shall be after the date which is six months before the end of the performance period in which the VC Award is earned.

Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year may elect to defer

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Compensation and/or VC Award otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 3.4 by executing a deferral agreement within the thirty (30) day beginning on the date the employee is classified or designated as an Eligible Employee. If a VC Award is based on a specific performance period that begins before the Eligible Employee executes his deferral agreement, the election will be deemed to apply to that portion of the VC Award equal to the total amount of the VC Award for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election to the total number of days in the performance period. The rules of this paragraph shall not apply if the Eligible Employee has ever participated or is participating in a “plan” within the meaning of Prop. Reg. Section 1.409A-1(c) sponsored by the Employer.

3.5	Election of Distribution Event. At the time an Eligible Employee completes a deferral agreement, the Eligible Employee must separately elect for each type of remuneration being electively deferred (i.e., for Compensation and for VC Award), a distribution event that will trigger payment of the related deferred remuneration. Matching Contributions credited to a Participant’s Account during a Plan Year shall automatically be paid following the distribution event selected by the Participant for the related deferred remuneration because of which the Matching Contribution was credited.

The permissible distribution events are Separation from Service and a specified date that is at least five years after the first day of the Plan Year during which the related deferral agreement is effective. Payment will occur following the distribution event within the time period required by Code Section 409A and the regulations thereunder.

All distributions will be made in a single lump sum.

3.6	Transitional Rule. The following transitional rule shall apply during calendar years 2005 and 2006. It will be implemented in accordance with rules and procedures established by the Administrator.

A Participant may make new distribution elections with respect to amounts subject to Code Section 409A if the elections are made no later than December 31, 2006, except that the Participant cannot in 2006 change distribution elections with respect to amounts that would otherwise have become payable in 2006 or cause payments to be made in 2006. The new distribution elections may apply to amounts deferred before the date of the election and can be made without regard to Code Sections 409A(a)(3) and (4) and any inconsistent provisions in the Plan to the contrary. A Participant who fails to make a new distribution election in accordance with this Section 3.6 with respect to an amount for which a valid election under Code Section 409A has not been made will be deemed to have elected a lump sum distribution upon his Separation from Service.

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ARTICLE 4 – MATCHING CONTRIBUTIONS

4.1	General Rules. For each Plan Year, the Employer shall credit Matching Contributions at the rate specified in Section 4.2 to the Account of each Participant who makes deferrals during the Plan Year and otherwise satisfies the requirements of this Section 4.1. Matching Contributions shall only be made on behalf of a Participant who is employed by the Employer on the last day of the Plan Year, provided, however, that a Participant whose Separation from Service occurs before the last day of the Plan Year because of death, Disability, layoff or Retirement shall be treated, for this purpose, as if employed on the last day of the Plan Year.

4.2	Rate of Matching Contributions Each Participant who (a) was actively employed by the Employer on October 29, 1999 and (b) elected to continue accruing benefits under the Retirement Plan for Employees of Teradyne, Inc. shall be eligible to be credited with (i) Matching Contributions equal to fifty percent (50%) of the Participant’s deferrals not exceeding six percent (6%) of the Participant’s Matchable Compensation and (ii) a discretionary Matching Contribution of up to an additional 50% of Participant deferrals not exceeding six percent (6%) of Matchable Compensation. Each other Participant shall be eligible to be credited with (i) Matching Contributions equal to one hundred percent (100%) of the Participant’s deferrals not exceeding five percent (5%) of the Participant’s Matchable Compensation and (ii) a discretionary match of up to an additional 50% of Participant deferrals not exceeding five percent (5%) of Matchable Compensation.

The amount of Matching Contributions credited to the Account of each eligible Participant shall be calculated separately with respect to his Compensation deferrals and separately with respect to his VC Award deferrals and shall equal the sum of the amounts so determined.

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ARTICLE 5 – PARTICIPANT ACCOUNTS

5.1	Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account for each Participant which will reflect the credits made pursuant to Section 5.2 and the adjustments provided in Section 5.4. The Administrator will establish and maintain such other records and accounts, including Grandfathered Accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

5.2	Credits to Account. A Participant’s Account will be credited for each Plan Year with (a) the amount of Compensation and VC Award he elects to defer in accordance with the provisions of Article 3 at the time the amount subject to the deferral election would otherwise have been paid to him but for his election to defer; and (b) the amount of Matching Contributions the Employer credits on his behalf pursuant to Article 4 as soon as administratively possible following the Plan Year.

5.3	Investment Options. The amount in a Participant’s Account and Grandfathered Account, if any, shall be treated as invested in the investment options designated for this purpose by the Administrator.

5.4	Adjustment of Accounts. The amount in a Participant’s Account and Grandfathered Account, if any, shall be adjusted for hypothetical investment earnings or losses in an amount equal to the gains or losses reported for the investment options selected by the Participant or Beneficiary (or by the Administrator if no selections are made by Participant or Beneficiary) from among the investment options provided in Section 5.3. A Participant may, in accordance with rules and procedures established by the Administrator and consistent with Code Section 409A, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the Participant’s Account and/or Grandfathered Account or to future credits to the Account under Section 5.2 effective as of the Valuation Date coincident with or next following notice to the Administrator. The Account and Grandfathered Account of each Participant shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) amounts credited pursuant to Section 5.2; and (c) distributions or withdrawals.

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ARTICLE 6 – RIGHT TO BENEFITS

6.1	Vesting. A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his Account attributable to Participant deferrals made in accordance with Article 3. A Participant shall fully vest in the amounts credited to his Account attributable to Matching Contributions upon his death while in the employ of the Employer, or upon Disability. Prior to January 1, 2007, a Participant shall vest in the amounts credited to his Account attributable to Matching Contributions upon the completion of five years of Vesting Service. Beginning January 1, 2007, a Participant shall vest in the amounts credited to his Account attributable to Matching Contributions at the rate of 25% per year of Vesting Service. A Participant, at all times, has a 100% nonforfeitable interest in all amounts credited to his Grandfathered Account.

6.2	Death. The balance or remaining balance credited to a Participant’s Account at the time of his death shall be paid to his Beneficiary in the form of a single lump sum payment. If multiple Beneficiaries have been designated each shall receive his specified portion of the Account in the form of a single lump sum payment. A Participant’s Beneficiary or Beneficiaries shall be the party or parties entitled to receive benefits under the Savings Plan upon the Participant’s death. Actual payment will be made following the date of death within the time period permitted by Code Section 409A and the regulations thereunder.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount will be paid to his estate in a single lump sum payment (such estate shall be deemed to be the Beneficiary for purposes of the Plan).

The balance or remaining balance credited to a Participant’s Grandfathered Account shall be paid in accordance with the provisions of the Plan as in effect on December 31, 2004.

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ARTICLE 7 – DISTRIBUTION OF BENEFITS

7.1	Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 5 and 6 and the amount credited to his Grandfathered Account shall determine and constitute the basis for the value of benefits payable to or on behalf of the Participant under the Plan.

7.2	Method and Timing of Distributions from Account. Subject to Sections 7.4 and 7.6, distributions under the Plan shall be made following the occurrence of the distribution event specified by the Participant in accordance with the provisions of Article 3. At least twelve months before a scheduled distribution event, a Participant may elect, in accordance with rules and procedures established by the Administrator, to delay the date of payment for a minimum period of sixty months from the originally scheduled payment date.

7.3	Distributions and Withdrawals from Grandfathered Account. Subject to Section 7.4, distributions and withdrawals from a Participant’s Grandfathered Account shall be made in accordance with the provisions of the Plan as in effect on December 31, 2004.

7.4	Cashouts of Amounts Not Exceeding $25,000. If the aggregate amount credited to the Participant’s Account and Grandfathered Account does not exceed $25,000 at the time he incurs a Separation from Service, the Employer shall pay such amount to the Participant in a single lump sum payment regardless of whether the Participant had made different elections of distribution events or forms of payment as to the amount credited to his Account and/or Grandfathered Account, except as otherwise provided in this Section 7.4. Subject to Section 7.6, actual payment will occur within the time period required by Code Section 409A and the regulations thereunder following the Participant’s Separation from Service. If a Participant had a valid election of a form of payment on file with the Administrator on December 31, 2004, the amount credited to the Participant’s Grandfathered Account shall be distributed in accordance with such election regardless of any provisions of this Section 7.4 to the contrary.

7.5	Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 6 and 7 in any of the following circumstances. The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made at the earliest date at which the Employer reasonably anticipates that the deduction of the payment amount will not be eliminated or limited by Code Section 162(m) or the calendar year in which the Participant incurs a Separation from Service. The Employer may also delay payment if it reasonably anticipates that the payment will violate a term of a loan agreement or other similar contract to which the Employer is a party and such violation will cause material harm to the Employer. Payment must be made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause a violation or the violation will no longer cause material harm to the Employer. Payment cannot be delayed if the facts and circumstances indicate that the Employer entered into the loan agreement or similar contract not for legitimate business reasons but to avoid the restrictions on deferral elections and subsequent deferral elections under Code Section 409A. The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate Federal Securities Laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation. The Employer also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

7.6	Key Employees. In no event shall a distribution made to a Key Employee from his Account occur before the date which is six months after the date of his Separation from Service with the Employer. For purposes of this Section 7.6, a Key Employee means an employee of an Employer any of whose stock is publicly traded on an established securities market or otherwise who satisfies the requirements of Code Section 416(i)(1)(A)(1), (ii) or (iii) determined without regard to Code Section 416(i)(5) at any time during the twelve-month period ending on date as of which the Employer annually identifies Key Employees (the ‘Identification Date’). An employee who is determined to be a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six-month delay in distributions set forth in this Section 7.6 for the twelve-month period beginning on the first day of the fourth month following the Identification Date. Whether any stock of the Employer is traded on an established securities market or otherwise is determined on the date a Participant experiences a Separation from Service.

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7.7	Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state or local income tax penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. A Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to Unforeseeable Emergency.

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ARTICLE 8 – AMENDMENT AND TERMINATION

8.1	Amendment by Employer. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors or any committee of the Board of Directors. An amendment must be in writing and executed by an officer authorized to take such action. Each amendment shall be effective when approved by the Board of Directors or any committee of the Board of Directors in its resolution. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account or Grandfathered Account which had accrued and vested prior to the amendment.

8.2	Retroactive Amendments. An amendment made by the Plan Sponsor in accordance with Section 8.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Plan Sponsor shall be subject to the provisions of Section 8.1.

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Plan Termination. The Plan Sponsor reserves the right to terminate the Plan and distribute all amounts credited to all Participant accounts within the thirty day period preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 8.5 through action of its Board of Directors or any committee of the Board of Directors. For this purpose, the Plan will be treated as terminated only if all substantially similar arrangements sponsored by the Plan Sponsor are terminated so that all Participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date of termination of the arrangements. In addition, the Plan Sponsor reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to United States Code Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the termination occurs, (b) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable. The Plan Sponsor retains the discretion to terminate the Plan if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under Prop. Reg. Section 1.409A-1(c) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four

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months of the termination of the arrangements, (d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Prop. Reg. Section 1.409A-1(c) at any time within the five year period following the date of termination of the arrangement. The Plan Sponsor also reserves the right to terminate the Plan under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

8.4	Distribution Upon Termination of the Plan. Except as provided in Section 8.3, the Plan may not be terminated before the date on which all amounts credited to all Participant accounts have been distributed in accordance with Articles 6 and 7.

8.5	Change in Control. A Change in Control will occur upon a change in the ownership of the Employer, a change in the effective control of the Employer or a change in the ownership of a substantial portion of the assets of the Employer. The Employer, for this purpose, includes any corporation identified in this Section 8.5.

Whether a Change in Control has occurred will be determined by the Plan Sponsor in accordance with the rules and definitions set forth in this Section 8.5. A distribution to a Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan and distributes the Participant’s benefits within twelve months of a Change in Control as provided in Section 8.3.

(a)	Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable), or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority corporation of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.

(b)	Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

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Mutual and cooperative corporations are treated as having stock for purposes of this Section 8.5.

(c)	Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a proxy is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 8.5(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 8.5(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 8.5(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)

Change in the effective control of a corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to

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the relevant corporation identified in Section 8.5(a) for which no other corporation is a majority shareholder for purposes of Section 8.5(a). In the absence of an event described in Section 8.5(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 8.5(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 8.5(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 8.5(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 8.5(c). For purposes of this Section 8.5(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 8.5(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)

Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 8.5(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation or the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 8.5(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person

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acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 8.5(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

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ARTICLE 9 – THE TRUST

9.1	Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all of the amounts credited to Participants under Article 5. If the Plan Sponsor elects to establish a trust the provisions of Section 9.2 will become operative.

9.2	Investment of Trust Funds. Any amounts contributed to the trust by the Employer shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 5.1 for the purpose of adjusting Accounts and Grandfathered Accounts and the earnings or investment results of the trust shall not affect the hypothetical investment adjustments to Participant Accounts and Grandfathered Accounts under the Plan.

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ARTICLE 10 – PLAN ADMINISTRATION

10.1	Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To administer the claims and review procedures specified in Section 10.2;

(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)	To determine the person or persons to whom such benefits will be paid;

(g)	To authorize the payment of benefits;

(h)	To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j)	By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.

10.2	Claims and Review Procedures.

(a)

Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial,

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(ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)	Review Procedure. Within 60 days after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

10.3	Arbitration. Any controversy or claim arising under or relating to a claim for benefits under the Plan shall be resolved by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. The Plan shall not be required to submit any such claim or controversy until the claimant has first exhausted the procedures described in Section 10.2 although the Administrator may voluntarily do so at any point in processing an appeal from a prior claim denial or other disputed benefit determination.

The Employer against whom the claim is brought shall bear all costs of an arbitration, except that the arbitrator shall have the power to apportion among the parties other expenses such as prehearing discovery, travel costs and attorney’s fees. The decision of the arbitrator shall be final and binding on all parties and judgment on the arbitrator’s award may be entered in any court of competent jurisdiction.

10.4	Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall, unless allocable to the Accounts and Grandfathered Accounts of particular Participants, be charged against the Accounts and Grandfathered Accounts of all Participants on a pro rata basis or in such other reasonable manner as may be directed by the Administrator unless paid for by the Employer.

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ARTICLE 11 – MISCELLANEOUS

11.1	Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2	Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

11.3	Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Plan Sponsor, Employer or Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

11.4	Anti-alienation of Benefits. None of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder.

11.5

Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and

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any such payment to the extent thereof, shall discharge the liability of the Plan for the payment of benefits hereunder to such recipient.

11.6	Notices. Any notice or other communication in connection with the Plan shall be deemed delivered in writing if addressed to the Employer or Administrator at the address specified by the Employer and if either actually delivered at said address or, in the case or a letter, five business days shall have elapsed after the same shall have been deposited in the United States mail, first-class postage prepaid and registered or certified.

11.7	Tax Withholding. The Employer shall have the right to deduct from all payments or deferrals made under the Plan any tax required by law to be withheld. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 11.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan. Neither the Employer nor the Administrator shall have any obligation to any Participant or any other person if there is a failure to comply with Code Section 409A or with respect to any liability, including, without limitation, any liability for taxes, additional taxes or interest incurred by the Participant or any other person as a result of such failure.

11.8	Indemnification. To the extent permitted by law, and without limiting the applicability of any other indemnification provided by the Employer, each Employer shall indemnify and hold harmless the Plan Sponsor, the Administrator, each employee, officer, or director of the Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

11.9

Permitted Acceleration of Payment. The Plan may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan as provided in Section 8.3 and this Section 11.9. The Plan may permit acceleration of payment (1) to an individual other than the Participant as may be necessary to fulfill a domestic

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relations order within the meaning of Code Section 414(p)(1)(B), (2) to comply with a certificate of divestiture as defined in Code Section 1043(b)(2), (3) to pay the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) on compensation deferred under the Plan, (4) to pay the income tax under Code Section 3401 or the corresponding withholding provisions of the applicable state, local or foreign tax laws as a result of the payment of any FICA tax described in (3) and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401, wages and taxes, and (5) to pay the amount required to be included in gross income as a result of the failure of the Plan to comply with the requirements of Code Section 409A. The total payment under (3) or (4) shall, in no event, exceed the aggregate of the FICA tax and the income tax withholding related to such FICA tax. The total payment under (5) shall, in no event, exceed the amount required to be included as a result of the failure to comply with the requirements of Code Section 409A.

11.10	Illegality of Particular Provision. The illegality any particular provision of the Plan shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provisions were omitted.

11.11	Governing Law. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.

Approved by the Teradyne, Inc. Board of Directors May 24-25, 2006

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